                           SCHEDULE 14A
                          (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement        [  ] Confidential, for Use of the
                                             Commission Only
[ ]  Definitive Proxy Statement              (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Allstate Financial Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  Allstate Financial Corporation Independent Shareholders/Directors Committee
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                                                                         -----
     (2)  Aggregate number of securities to which transaction applies:
                                                                      --------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                        -------
     (4)  Proposed maximum aggregate value of transaction:
                                                          ---------------------
     (5)  Total fee paid:
                         ------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                 -------------------------------------------
     (2)  Form, schedule or registration statement no.:
                                                       ---------------------
     (3)  Filing party:
                       -----------------------------------------------------
     (4)  Date filed:
                     -------------------------------------------------------

                IMPORTANT NOTICE TO ALL SHAREHOLDERS
                                  OF
                      ALLSTATE FINANCIAL CORPORATION


     Due to a typographical error on the initial WHITE proxy card of the Allstate Financial Corporation Independent Shareholders/Directors Committee (the "Committee"), the proxy card inadvertently indicated that "The Board of Directors recommends that you vote FOR the nominees of the Independent Shareholders/Directors Committee." The proxy card should have read, and the enclosed proxy card has been corrected to read: "The Committee recommends that you vote FOR the nominees of the Independent Shareholders/Directors Committee."

              THE COMMITTEE IS BEING FAIR TO ALL SHAREHOLDERS.

     IN THE INTEREST OF BEING FAIR TO ALL SHAREHOLDERS, the Committee has decided on its own that it will not count any of the initial proxy cards that had the incorrect language. The Committee caught this mistake on its own and elected not to run the risk that Allstate's management might attempt to overturn your vote FOR the Committee on the initial proxy card. The Committee believes that ALL shareholders should have a CLEAR CHOICE and that shareholders should not have to worry about the possibility that management might attempt to overturn their vote simply due to a typographical error.

     YOU MUST VOTE THE ENCLOSED CARD TO HAVE YOUR VOTE COUNT
FOR THE  COMMITTEE'S NOMINEES.
---

     IN ORDER TO VOTE IN FAVOR OF THE COMMITTEE'S NOMINEES, we need you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope. If you have already voted our initial card, we apologize for the inconvenience. However, we are taking this step because we believe it is in the BEST INTEREST OF ALL SHAREHOLDERS to ensure that your proxy is counted.

     Please do not vote any gold proxy cards sent to you by Allstate. If you have already done so, you may REVOKE MANAGEMENT'S CARD by voting OUR WHITE proxy card that is enclosed. Remember, only your latest dated proxy card is the one that counts.

     PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY
CARD TODAY.

     THE MEMBERS OF THE COMMITTEE THANK YOU FOR YOUR SUPPORT.

              IMPORTANT NOTICE TO ALL REGISTERED SHAREHOLDERS
                                      OF
                        ALLSTATE FINANCIAL CORPORATION


     Due to a typographical error on the initial WHITE proxy card of the Allstate Financial Corporation Independent Shareholders/Directors Committee (the "Committee"), the proxy card inadvertently indicated that "The Board of Directors recommends that you vote FOR the nominees of the Independent Shareholders/Directors Committee." The proxy card should have read, and the enclosed proxy card has been corrected to read: "The Committee recommends that you vote FOR the nominees of the Independent Shareholders/Directors Committee." The WHITE proxy card mailed to you with our April 21, 1998 letter was also corrected and is a valid card.

               THE COMMITTEE IS BEING FAIR TO ALL SHAREHOLDERS.

     IN THE INTEREST OF BEING FAIR TO ALL SHAREHOLDERS, the Committee has decided on its own that it will not count any of the initial proxy cards that had the incorrect language. The Committee caught this mistake on its own and elected not to run the risk that Allstate's management might attempt to overturn your vote FOR the Committee on the initial proxy card. The Committee believes that ALL shareholders should have a CLEAR CHOICE and that shareholders should not have to worry about the possibility that management might attempt to overturn their vote simply due to a typographical error.

     YOU MUST VOTE THE CORRECTED WHITE CARD TO HAVE YOUR
VOTE COUNT FOR THE COMMITTEE'S NOMINEES.
           ---

     IN ORDER TO VOTE IN FAVOR OF THE COMMITTEE'S NOMINEES, we need you to sign, date and return the corrected WHITE proxy card. If you have already voted our initial card, we apologize for the inconvenience. However, we are taking this step because we believe it is in the BEST INTEREST OF ALL SHAREHOLDERS to ensure that your proxy is counted.

     Please do not vote any gold proxy cards sent to you by Allstate. If you have already done so, you may REVOKE MANAGEMENT'S CARD by voting OUR
WHITE proxy card that is enclosed. Remember, only your latest dated proxy card is the one that counts.

     PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED WHITE
PROXY CARD TODAY.

     THE MEMBERS OF THE COMMITTEE THANK YOU FOR YOUR
SUPPORT.